Execution Version

WARRANT AGREEMENT

TABLE OF CONTENTS

Article I Closing

Page

a.Issuance 1
b.Initial Closing; Warrant Closing Date. 1
c.Interpretation 2
Article II Representations and Warranties
a.Representations and Warranties of the Company 3
Article III Covenants
a.Commercially Reasonable Efforts 6
b.Expenses 7
c.Sufficiency of Authorized Common Stock; Exchange Listing 8
Article IV Additional Agreements
a.Investment 8
b.Legends 8
c.Certain Transactions 9
d.Transfer of Warrants and Warrant Shares 9
e.Registration Rights 9
f.Voting of Warrant Shares 21
Article V Miscellaneous
a.Survival of Representations and Warranties 21
b.Amendment 21
c.Waiver of Conditions 21
d.Governing Law: Submission to Jurisdiction, Etc 21
e.Notices 21
f.Definitions 22
g.Assignment 23
h.Severability 23

-i-

i.No Third Party Beneficiaries 23

-ii-

LIST OF ANNEXES

ANNEX A: FORM OF OPINION

ANNEX B: FORM OF WARRANT SCHEDULE 1: WARRANT SHARES FORMULA SCHEDULE 2: CAPITALIZATION
SCHEDULE 3: REQUIRED STOCKHOLDER APPROVALS

INDEX OF DEFINED TERMS

Term

Location of Definition

Affiliate Annex B
Agreement Recitals
Appraisal Procedure Annex B
Board of Directors 2.1(i)
Business Combination Annex B
Business Day Annex B
Capitalization Date 2.1(b)
Closing 1.2(a)
Common Stock Annex B
Company Recitals
Company Reports 2.1(j)(i)
Exchange Act Annex B
Governmental Authority 5.6(a)
Holder 4.5(k)(i)
Indemnitee 4.5(g)(i)
Initial Closing 1.2(a)
Lien 5.6(c)
Material Adverse Effect 5.6(d)
Organizational Documents 5.6(e)
Pending Underwritten Offering 4.5(l)
Piggyback Registration 4.5(a)(iv)
Promissory Note Recitals
register; registered; registration 4.5(k)(ii)
Registrable Securities 4.5(k)(iii)
Registration Commencement Date 4.5(a)(i)
Registration Expenses 4.5(k)(iv)
Rule 144; Rule 144A; Rule 159A; Rule 405; Rule 415 4.5(k)(v)
SEC 2.1(c)
Securities Act Annex B
Selling Expenses 4.5(k)(vi)
Shelf Registration Statement 4.5(a)(ii)
Special Registration 4.5(i)
Stockholder Proposals 3.1(b)
Subsidiary 5.6(f)
Transfer 4.4
Treasury Recitals
Warrant Closing Date 1.2(a)
Warrants Recitals

Warrant Shares Annex B

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WARRANT AGREEMENT dated as of April 22, 2020 (this “Agreement”), between ALASKA AIR GROUP, INC., a corporation organized under the laws of Delaware (the “Company”) and the UNITED STATES DEPARTMENT OF THE TREASURY (“Treasury”).

WHEREAS, the Company has requested that Treasury provide financial assistance to the Recipient (as defined in the PSP Agreement) that shall exclusively be used for the continuation of payment of employee wages, salaries, and benefits as is permissible under Section 4112(a) of Title IV of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as the same may be amended form time to time (the “CARES Act”), and Treasury is willing to do so on the terms and conditions set forth in the Payroll Support Program Agreement dated as of April 22, 2020, between ALASKA AIRLINES, INC. and Treasury (the “PSP Agreement”); and

WHEREAS, as appropriate compensation to the Federal Government of the United States of America for the provision of financial assistance under the PSP Agreement, ALASKA AIRLINES, INC. has agreed to issue a note to be repaid to Treasury on the terms and conditions set forth in the promissory note dated as of April 22, 2020, issued by ALASKA AIRLINES, INC., in the name of Treasury as the holder (the “Promissory Note”) and agreed to issue in a private placement warrants to purchase the number of shares of its Common Stock determined in accordance with Schedule 1 to this Agreement (the “Warrants”) to Treasury;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I
Closing

a.Issuance.

(a)On the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue to Treasury, on each Warrant Closing Date, Warrants for a number of shares of Common Stock determined by the formula set forth in Schedule 1.

b.Initial Closing; Warrant Closing Date.

(a)On the terms and subject to the conditions set forth in this Agreement, the closing of the initial issuance of the Warrants (the “Initial Closing”) will take place on the Closing Date (as defined in the Promissory Note) or, if on the Closing Date the principal amount of the Promissory Note is $0, the first date on which such principal amount is increased. A subsequent closing will take place on the date of each increase, if any, of the principal amount of the Promissory Note (each subsequent closing, together with the Initial Closing, a “Closing” and each such date a “Warrant Closing Date”).

(b)On each Warrant Closing Date, the Company will issue to Treasury a duly executed Warrant or Warrants for a number of shares of Common Stock determined by the formula set forth in Schedule 1, as evidenced by one or more certificates dated the Warrant Closing Date and bearing appropriate legends as hereinafter provided for and in substantially the form attached hereto as Annex B.

c.On each Warrant Closing Date, the Company shall deliver to Treasury (i) a written opinion from counsel to the Company (which may be internal counsel) addressed to Treasury and dated as of such Warrant Closing Date, in substantially the form attached hereto as Annex A and (ii) a certificate executed by the chief executive officer, president, executive vice president, chief financial officer, principal accounting officer, treasurer or controller confirming that the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Warrant Closing Date and the Company has complied with all agreements on its part to be performed or satisfied hereunder at or prior to such Closing.

d.On the initial Warrant Closing Date, the Company shall deliver to Treasury (i) such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of the chief executive officer, president, executive vice president, chief financial officer, principal accounting officer, treasurer or controller as Treasury may require evidencing the identity, authority and capacity of each such officer thereof authorized to act as such officer in connection with this Agreement and (ii) customary resolutions or evidence of corporate authorization, secretary's certificates and such other documents and certificates (including Organizational Documents and good standing certificates) as Treasury may reasonably request relating to the organization, existence and good standing of the Company and any other legal matters relating to the Company, this Agreement, the Warrants or the transactions contemplated hereby or thereby.

c.Interpretation.

(a)When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” or “Annexes” such reference shall be to a Recital, Article or Section of, or Annex to, this Warrant Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

(b)Capitalized terms not defined herein have the meanings ascribed thereto in Annex
B.
Article II
Representations and Warranties

a.Representations and Warranties of the Company. The Company represents and warrants to Treasury that as of the date hereof and each Warrant Closing Date (or such other date specified herein):

(a)Existence, Qualification and Power. The Company is duly organized or formed, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and the Company and each Subsidiary (a) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to
(i)own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the this Agreement and the Warrants, and (b) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a)(i) or (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth in Schedule 2. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Warrants, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule 2, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule 2 and (ii) shares disclosed on Schedule 2 as it may be updated by written notice from the Company to Treasury in connection with each Warrant Closing Date.

(c)Listing. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the shares of the Common Stock outstanding on the date hereof are listed on a national securities exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on such national securities exchange, nor has the Company received any notification that the Securities and Exchange Commission (the “SEC”) or such exchange is contemplating terminating such registration or listing. The Company is in compliance with applicable continued listing requirements of such exchange in all material respects.

(d)Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

(e)Execution and Delivery; Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(f)The Warrants and Warrant Shares. Each Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable, subject, if applicable, to the approvals of its stockholders set forth on Schedule 3.

(g)Authorization, Enforceability.

(1)The Company has the corporate power and authority to execute and deliver this Agreement and the Warrants and, subject, if applicable, to the approvals of its stockholders set forth on Schedule 3, to carry out its obligations hereunder and thereunder (which includes the issuance of the Warrants and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other organizational action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company, subject, in each case, if applicable, to the approvals of its stockholders set forth on Schedule 3.

(2)The execution, delivery and performance by the Company of this Agreement do not and will not (a) contravene the terms of its Organizational Documents,
(h)conflict with or result in any breach or contravention of, or the creation of any Lien (as defined in the Promissory Note) under, or require any payment to be made under (i) any material Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any Subsidiary or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any Subsidiary or its property is subject or (c) violate any Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

(3)Other than any current report on Form 8-K required to be filed with the SEC (which shall be made on or before the date on which it is required to be filed), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, the filing of any proxy statement contemplated by Section 3.1 and such filings and approvals as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Authority is required to be made or obtained by the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the issuance of the Warrants except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)Anti-takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action, and will in the future take any necessary action, to ensure that the transactions contemplated by this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrants in accordance with their terms, will be exempt from any anti- takeover or similar provisions of the Company’s Organizational Documents, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction, whether existing on the date hereof or implemented after the date hereof. The Company has taken all actions necessary, and will in the future take any necessary action, to render any stockholders’ rights plan of the Company inapplicable to this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrants by Treasury in accordance with its terms.

(i)Reports.

(i)Since December 31, 2017, the Company and each Subsidiary has timely filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Authority (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Authority. In the case of each such Company Report filed with or furnished to the SEC, such Company Report (A) did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(ii)The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(j)Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Warrants under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder), which might subject the offering, issuance or sale of any of the Warrants to Treasury pursuant to this Agreement to the registration requirements of the Securities Act.

(k)Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Warrants or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any Subsidiary for which Treasury could have any liability.

Article III
Covenants

a.Commercially Reasonable Efforts.

(a)Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

(b)If the Company is required to obtain any stockholder approvals set forth on Schedule 3, then the Company shall comply with this Section 3.1(b) and Section 3.1(c). The Company shall call a special meeting of its stockholders, as promptly as practicable following the Initial Closing, to vote on proposals (collectively, the “Stockholder Proposals”) to (i) approve the exercise of the Warrants for Common Stock for purposes of the rules of the national securities exchange on which the Common Stock is listed and/or (ii) amend the Company’s Organizational Documents to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full exercise of the Warrants for Common

Stock and comply with the other provisions of this Section 3.1(b) and Section 3.1(c). The Board of Directors shall recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposals. In connection with such meeting, the Company shall prepare (and Treasury will reasonably cooperate with the Company to prepare) and file with the SEC as promptly as practicable (but in no event more than ten Business Days after the Initial Closing) a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five Business Days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval of the Stockholder Proposals. The Company shall notify Treasury promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Treasury with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of Treasury and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with Treasury prior to filing any proxy statement, or any amendment or supplement thereto, and provide Treasury with a reasonable opportunity to comment thereon. In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent six-month period beginning on September 30, 2020 until all such approvals are obtained or made.

(c)None of the information supplied by the Company or any of the Company Subsidiaries for inclusion in any proxy statement in connection with any such stockholders meeting of the Company will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

b.Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by Treasury (including the reasonable fees, charges and disbursements of any counsel for Treasury) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Warrants, any other agreements or documents executed in connection herewith or therewith, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Treasury (including the fees, charges and disbursements of any counsel for Treasury), in connection with the enforcement or protection of its rights in connection with this Agreement and the Warrants, any other agreements or documents executed in connected herewith or therewith, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including all such out-of- pocket expenses incurred during any workout, restructuring, negotiations or enforcement in respect of such Warrant Agreement, Warrant and other agreements or documents executed in connection herewith or therewith.

c.Sufficiency of Authorized Common Stock; Exchange Listing.

During the period from each Warrant Closing Date (or, if the approval of the Stockholder Proposals is required, the date of such approval) until the date on which no Warrants remain outstanding, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrants by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as reasonably practicable following each Warrant Closing Date, the Company shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. The Company will use commercially reasonable efforts to maintain the listing of Common Stock on such national securities exchange so long as any Warrants or Warrant Shares remain outstanding. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on such exchange. The foregoing shall not preclude the Company from undertaking any transaction set forth in Section 4.3 subject to compliance with that provision.

Article IV
Additional Agreements

a.Investment Purposes. Treasury acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Treasury (a) is acquiring the Warrants pursuant to an exemption from registration under the Securities Act solely for investment without a view to sell and with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws; (b) will not sell or otherwise dispose of any of the Warrants or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws; and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrants and the Warrant Shares and of making an informed investment decision.

b.Legends.

(a)Treasury agrees that all certificates or other instruments representing the Warrants and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.”

(b)In the event that any Warrants or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Warrants or Warrant Shares, which shall not contain the legend in Section 4.2(a) above; provided that Treasury surrenders to the Company the previously issued certificates or other instruments.

c.Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Warrants to be performed and observed by the Company.

d.Transfer of Warrants and Warrant Shares. Subject to compliance with applicable securities laws, Treasury shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Warrants or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by Treasury to facilitate the Transfer of the Warrants and the Warrant Shares.

e.Registration Rights.

(a)Registration.

(i)Subject to the terms and conditions of this Agreement, the Company covenants and agrees that on or before the earlier of (A) 30 days after the date on which all Warrants that may be issued pursuant to this Agreement have been issued and (B) September 30, 2020 (the end of such period, the “Registration Commencement Date”), the Company shall prepare and file with the SEC a Shelf Registration Statement covering the maximum number of Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities) that may be issued pursuant to this Agreement and any Warrants outstanding at that time, and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities
Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement. Notwithstanding the foregoing, if on the date hereof the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file a Shelf Registration Statement unless and until it is so eligible and is requested to do so in writing by Treasury.

(ii)Any registration pursuant to Section 4.5(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If Treasury or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the total number of Warrant Shares and Warrants expected to be sold in such offering exceeds, or are exercisable for, at least 20% of the total number of Warrant Shares for which Warrants issued under this Agreement could be exercised (giving effect to the anti-dilution adjustments in Warrants); and provided, further that the Company shall not be required to facilitate more than two completed underwritten offerings within any 12-month period. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.

(iii)The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.5(a): (A) prior to the Registration Commencement Date; (B) with respect to securities that are not Registrable Securities; or
(C)if the Company has notified Treasury and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or offering for a period of not more than 45 days after receipt of the request of Treasury or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period. The Company shall notify the Holders of the date of any anticipated termination of any such deferral period prior to such date.

(4)If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Treasury and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(iv) prior to the effectiveness of such registration, whether or not Treasury or any other Holders have elected to include Registrable Securities in such registration.

(5)If the registration referred to in Section 4.5(a)(iv) is proposed to be underwritten, the Company will so advise Treasury and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(iv). In such event, the right of Treasury and all other Holders to registration pursuant to Section 4.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that Treasury (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and Treasury (if Treasury is participating in the underwriting).

(6)If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(ii) or (y) a Piggyback Registration under Section 4.5(a)(iv) relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.5(a)(iv), the securities the Company proposes to sell,
(B)then the Registrable Securities of Treasury and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the date hereof, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that this Agreement would otherwise result in a breach under such agreement.
(b)Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has such status on the date hereof or becomes eligible for such status in the future. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(7)Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.5(d), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities. The plan of distribution included in such registration statement shall include, among other things, an underwritten offering, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, block trades, privately negotiated transactions, the writing or settlement of options or other derivative transactions and any other method permitted pursuant to applicable law, and any combination of any such methods of sale.

(8)Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(9)Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(10)Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(11)Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(12)Give written notice to the Holders:

(i)when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi)if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(x) cease to be true and correct.

(13)Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(vi)(C) at the earliest practicable time.

(14)Upon the occurrence of any event contemplated by Section 4.5(c)(v), 4.5(c)(vi)(E) or 4.5(d), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.5(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days. The Company shall notify the Holders of the date of any anticipated termination of any such suspension period prior to such date.

(15)Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(16)If an underwritten offering is requested pursuant to Section 4.5(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions and “10b-5” letters of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions and letters requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that Treasury shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(17)Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(18)Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as Treasury may designate.

(19)If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(20)Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d)Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Treasury and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until Treasury and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until Treasury and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, Treasury and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in Treasury and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days. The Company shall notify Treasury prior to the anticipated termination of any such suspension period of the date of such anticipated termination

(e)Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder shall not be available unless such securities are Registrable Securities.

(f)Furnishing Information.

(21)Neither Treasury nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(22)It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that Treasury and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)Indemnification.

(23)The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(24)If the indemnification provided for in Section 4.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h)Assignment of Registration Rights. The rights of Treasury to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by Treasury to a transferee or assignee of Registrable Securities in connection with a transfer of a total number of Warrant

Shares and/or Warrants exercisable for at least 20% of the total number of Warrant Shares for which Warrants issued and to be issued under this Agreement could be exercised (giving effect to the anti-dilution adjustments in Warrants); provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i)Clear Market. With respect to any underwritten offering of Registrable Securities by Treasury or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock or Warrants, any of its equity securities, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days following the effective date of such offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 30 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

(j)Rule 144; Rule 144A. With a view to making available to Treasury and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(25)make and keep adequate public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof;

(26)(A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);

(27)so long as Treasury or a Holder owns any Registrable Securities, furnish to Treasury or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Treasury or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; provided, however, that the availability of the foregoing reports on the EDGAR filing system of the SEC will be deemed to satisfy the foregoing delivery requirements; and

(28)take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k)As used in this Section 4.5, the following terms shall have the following respective meanings:

(29)“Holder” means Treasury and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h) hereof.

(30)“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(31)“Registrable Securities” means (A) the Warrants (subject to Section 4.5(p)) and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof, including the Warrant Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.5(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or
(4)they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(32)“Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Treasury’s counsel (if Treasury is participating in the registered offering), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(v)“Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(vi)“Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Treasury’s counsel included in Registration Expenses).

(l)At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.5(a)(iv) – (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its
Registrable Securities either pursuant to Section 4.5(a)(ii) or 4.5(a)(iv) prior to the date of such Holder’s forfeiture.

(m)Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 4.5 and that Treasury and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that Treasury and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Section 4.5 in accordance with the terms and conditions of this Section 4.5.

(n)No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities that may impair the rights granted to Treasury and the Holders under this Section 4.5 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to Treasury and the Holders under this Section 4.5. In the event the Company has, prior to the date hereof, entered into any agreement with respect to its securities that is inconsistent with the rights granted to Treasury and the Holders under this Section 4.5 (including agreements that are inconsistent with the order of priority contemplated by Section 4.5(a)(vi)) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.5. Any transaction entered into by the Company that would reasonably be expected to require the inclusion in a Shelf Registration Statement or any Company Report filed with the SEC of any separate financial statements pursuant to Rule 3-05 of Regulation S-X or pro forma financial statements pursuant to Article 11 of Regulation S-X shall include provisions requiring the Company’s counterparty to provide any information necessary to allow the Company to comply with its obligation hereunder.

(o)Certain Offerings by Treasury. In the case of any securities held by Treasury that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.5(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.5(c), Section 4.5(g) and Section 4.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of Treasury by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker- dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.

(p)Registered Sales of the Warrants. The Holders agree to sell the Warrants or any portion thereof under the Shelf Registration Statement only beginning 30 days after notifying the Company of any such sale, during which 30-day period Treasury and all Holders of the Warrants shall take reasonable steps to agree to revisions to the Warrants, at the expense of the Company, to permit a public distribution of the Warrants, including entering into a revised warrant agreement, appointing a warrant agent, and making the securities eligible for book entry clearing and settlement at the Depositary Trust Company.
a.Voting of Warrant Shares. Notwithstanding anything in this Agreement to the contrary, Treasury shall not exercise any voting rights with respect to the Warrant Shares.

Article V
Miscellaneous

a.Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Initial Closing or any subsequent Closing shall survive such Closing without limitation.

b.Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that Treasury may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

c.Waiver of Conditions. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

d.Governing Law: Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of

Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Warrants or the transactions contemplated hereby or thereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.5 and (ii) Treasury in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Warrants or the transactions contemplated hereby or thereby.

e.Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Company shall be delivered as set forth below, or pursuant to such other instruction as may be designated in writing by the Company to Treasury. All notices to Treasury shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by Treasury to the Company.

If to the Company: Alaska Air Group, Inc.
19300 International Blvd., SEAXP Seattle, WA 98188 Attention: Chief Financial Officer Telephone: 206.392.5040

With a copy to

Alaska Air Group, Inc.
19300 International Blvd., SEAZL Seattle, WA 98188
Attention: General Counsel Telephone: 206.392.5040
Email: LegalContractNotices@alaskaair.com

If to Treasury:

United States Department of the Treasury 1500 Pennsylvania Avenue, NW, Room 2312 Washington, D.C. 20220 Attention: Assistant General Counsel (Banking and Finance)

f.Definitions.

(a)The term “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(b)The term “Laws” has the meaning ascribed thereto in the Promissory Note.

(c)The term “Lien” has the meaning ascribed thereto in the Promissory Note.

(d)The term “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Company to perform its obligations under this Agreement or any Warrant or (ii) the legality, validity, binding effect or enforceability against the Company of this Agreement or any Warrant to which it is a party.

(e)The term “Organizational Documents” has the meaning ascribed thereto in the Promissory Note.

(f)The term “Subsidiary” has the meaning ascribed thereto in the Promissory Note.
g.Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale and (b) as provided in Section 4.5.

h.Severability. If any provision of this Agreement or the Warrants, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

i.No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and Treasury any benefit, right or remedies, except that the provisions of Section 4.5 shall inure to the benefit of the persons referred to in that Section.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE UNITED STATES DEPARTMENT OF THE TREASURY

____________________________By: __ Name: Title:

ALASKA AIR GROUP, INC.
____________________________By: __ Name: Title:

ANNEX A

FORM OF OPINION

(a)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation.

(b)Each of the Warrants has been duly authorized and, when executed and delivered as contemplated by the Agreement, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable [insert, if applicable: , subject to the approvals of the Company’s stockholders set forth on Schedule 3].

(d)The Company has the corporate power and authority to execute and deliver the Agreement and the Warrants and [insert, if applicable: , subject to the approvals of the Company’s stockholders set forth on Schedule 3] to carry out its obligations thereunder (which includes the issuance of the Warrants and Warrant Shares).

(e)The execution, delivery and performance by the Company of the Agreement and the Warrants and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company [insert, if applicable: , subject, in each case, to the approvals of the Company’s stockholders set forth on Schedule 3].

(f)The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; provided, however, such counsel need express no opinion with respect to Section 4.5(g) or the severability provisions of the Agreement insofar as Section 4.5(g) is concerned.

(g)No registration of the Warrant and the Common Stock issuable upon exercise of the Warrant under the U.S. Securities Act of 1933, as amended, is required for the offer and sale of the Warrant or the Common Stock issuable upon exercise of the Warrant by the Company to the Holder pursuant to and in the manner contemplated by this Agreement.

(h)The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ANNEX B

FORM OF WARRANT

[SEE ATTACHED]

SCHEDULE 1

WARRANT SHARES FORMULA

The number of Warrant Shares for which Warrants issued on each Warrant Closing Date shall be exercisable shall equal:

1.On the Closing Date, the quotient of (x) the product of the principal amount of the Promissory Note multiplied by 0.1 divided by (y) the Exercise Price (as defined in Annex B); and

2.On each subsequent Warrant Closing Date, the quotient of (x) the product of the amount by which the principal amount of the Promissory Note is increased on such Warrant Closing Date multiplied by 0.1 divided by (y) the Exercise Price.

SCHEDULE 2

CAPITALIZATION

[SEE ATTACHED]

SCHEDULE 3

REQUIRED STOCKHOLDER APPROVALS

None.